UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006
PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21287	95-3732595
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

2381 Rosecrans Avenue
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 15, 2006, Howard J. Nellor resigned as President and Chief Executive Officer of Peerless Systems Corporation (the “Company”). Mr. Nellor will continue as a director of, and consultant to, the Company. Richard L. Roll, 57, has been appointed as the new President and Chief Executive Officer of the Company, effective December 15, 2006.
     From 2003 to 2005, Mr. Roll was Chief Executive Officer of FieldCentrix Inc., an enterprise software company focused on field-service automation solutions. He operated Roll Enterprises, a management consulting firm focused on the software industry, from 2002 to 2003. From 1999 to 2001, Mr. Roll was President and Chief Operating Officer of Epicor Software Corporation, an enterprise software company specializing in integrated e-business solutions. His background in the imaging industry includes four years with Hitachi Koki Imaging Solutions, Inc. (HKIS), formerly Dataproducts Corporation. Mr. Roll was President and Chief Executive Officer of HKIS from 1998 to 1999, and successfully transitioned the divisional printer manufacturer into a worldwide imaging solutions company. He also spent more than 20 years with Unisys Corporation. Mr. Roll holds a bachelor of science degree from the University of Arizona.
     Mr. Roll was not selected pursuant to any arrangement or understanding between Mr. Roll or any other person. There are no family relationships between Mr. Roll and the directors or executive officers of the Company.
     The following summary of Mr. Nellor’s consulting agreement and Mr. Roll’s compensatory arrangements is qualified in its entirety by reference to the agreements attached as exhibits to this Report.
Nellor Consulting Agreement
     In connection with his resignation as President and Chief Executive Officer, Mr. Nellor entered into a consulting agreement (the “Consulting Agreement”) with the Company on December 15, 2006, for a term of 18 months, pursuant to which he is entitled to (i) receive a salary at the annual rate of $300,000 payable on a bi-weekly basis, (ii) a target bonus of $50,000 upon the satisfaction of performance criteria to be determined between Mr. Nellor and the Board of Directors of the Company, (iii) continued vesting of any unvested stock options granted to him prior to the term of the Consulting Agreement, (iv) continued participation in medical, dental and vision insurance plans and (v) reimbursement of reasonable business expenses. Mr. Nellor will also be entitled to the remaining 50% of his Kyocera Mita Corporation (“KMC”) bonus in the amount of $137,000 upon the earlier of (a) the Company and KMC signing a definitive agreement with no substantial changes to the intent of the Memorandum of Understanding (“MOU”) that the Company had signed with KMC on March 1, 2005; or (b) the end of the three-year term of the MOU with the Company receiving what it would be entitled had KMC signed a definitive agreement with the Company.
     The Company may only terminate Mr. Nellor’s relationship for “cause” (as defined). In the event of Mr. Nellor’s death during the term of the Consulting Agreement, any remaining compensation owing to him under the Consulting Agreement will be paid to his trust, or estate, as applicable.
     A copy of the Consulting Agreement is attached as Exhibit 10.1.
Roll Employment Agreement
     In connection with his appointment as President and Chief Executive Officer, Mr. Roll entered into an employment agreement (the “Employment Agreement”) with the Company on December 15, 2006, pursuant to which he is entitled to (i) receive an annual base salary of $340,000, (ii) a total target bonus of $180,000, (iii) the Company’s executive benefits package including medical, dental, vision, disability, group life insurance and long-term care plans, a 401(k) plan and a flexible spending (cafeteria) plan, and four weeks of paid vacation including eligibility for ten paid holidays, (iv) a Time-Vested Option (as described below), (v) a Price-Contingent Option (as described below), (vi) severance payments and (vii) certain payments in the event of a “change in control” (as defined).
     Mr. Roll will receive a guaranteed prorated bonus for fiscal 2007 of $18,000. In addition, 15% of his bonus for fiscal 2008 is guaranteed, and will vest at the end of the first quarter of fiscal 2008. Except for such guaranteed bonuses, Mr. Roll’s bonus will be contingent upon the achievement of both company and individual performance goals, which will be set annually by the Compensation Committee of the Board of Directors. The bonus payments for each subsequent year will vest in accordance with the Company’s executive bonus plan.
     In the event his employment is terminated by the Company without “cause” (as defined), Mr. Roll will be entitled to continue to receive his base salary for 12 months following termination and health insurance until the first anniversary of termination. If Mr. Roll’s employment is terminated by the Company without “cause” (as defined) within 18 months after a “change in control” (as defined), Mr. Roll will be entitled to receive a severance payment equal to his base salary for 12 months following termination, health insurance until the first anniversary of termination and his full total target bonus for 12 months following termination.
     A copy of the Employment Agreement is attached as Exhibit 10.2.
Roll Indemnification Agreement
     In addition, Mr. Roll has entered into an indemnification agreement (the “Indemnification Agreement”) with the Company on December 15, 2006, that may require the Company to indemnify him against liabilities that may arise by reason of his status or service.
     A copy of the Indemnification Agreement is attached as Exhibit 10.3.
Time-Vested Option
     In connection with his appointment, Mr. Roll was granted on December 15, 2006 a time-vested stock option to purchase 600,000 shares of the Company’s common stock (the “Time-Vested Option”). The per share exercise price of the Time-Vested Option was the closing price of the Company’s common stock on the date of grant ($2.84).

     The Time-Vested Option will vest over a four-year period, with 25% vesting on the first anniversary of employment, and with the remainder vesting monthly in equal installments over the subsequent 36 months, subject to Mr. Roll’s continued employment with the Company. If Mr. Roll’s employment is terminated (i) on death or disability, the vested portion of the Time-Vested Option will remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option, the next 12 monthly installments will vest immediately and remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option, and the unvested portion will terminate immediately, (ii) by the Company without “cause” (as defined), the vested portion of the Time-Vested Option will remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option, and the remaining unvested portion will terminate immediately, (iii) by the Company with “cause” (as defined), or by Mr. Roll for any reason, the vested portion of the Time-Vested Option will remain exercisable for 90 days and the unvested portion will terminate immediately, and (iv) by the Company without “cause” (as defined) within 18 months after a “change in control” (as defined), the Time-Vested Option will fully vest immediately on termination and will remain exercisable until the earlier of the first anniversary of termination or the expiration of the Time-Vested Option.
     A copy of the Time-Vested Option Agreement is attached as Exhibit 10.4.
Price-Contingent Option
     In connection with his appointment, Mr. Roll was granted on December 15, 2006 a price-contingent option to purchase 400,000 shares of the Company’s common stock (the “Price-Contingent Option”). The per share exercise price of the Price-Contingent Option was the closing price of the Company’s common stock on the date of grant ($2.84).
     Upon the achievement of specific price hurdles, a specified portion of the Price-Contingent Option will vest. A price hurdle is deemed to have been achieved when the closing price of the Company’s common stock is at or above the price hurdle for 90 consecutive trading days, or in the event of a “change in control” (as defined), if the price per share realized by the Company’s public stockholders is at or above the price hurdle. 200,000 shares will vest at $10.00, and an additional 200,000 shares will vest at $14.00. Mr. Roll will have five years to achieve the price hurdles, and any options earned for price hurdle achievement will have a seven-year life from the date of grant. If Mr. Roll does not achieve a price hurdle during the five-year period from his employment date, shares relating to that price hurdle will be forfeited. If Mr. Roll’s employment is terminated, the Price-Contingent Option will remain exercisable in the same manner as provided above for the Time-Vested Option, except that the Price-Contingent Option will vest only if the price hurdle had been achieved at the date of termination.
     A copy of the Price-Contingent Option Agreement is attached as Exhibit 10.5.
Item 7.01. Regulation FD Disclosure.
     On December 18, 2006, the Company issued a press release announcing the resignation of Howard J. Nellor as President and Chief Executive Officer, Mr. Nellor’s continuation as a director of, and consultant to, the Company, and Mr. Roll’s appointment as President and Chief

Executive Officer, all effective December 15, 2006. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated in this Item 7.01 by this reference.
     The information contained, or incorporated by reference, in Item 7.01 is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in Item 7.01 of this Report. The furnishing of the information in Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1*	Consulting Agreement dated as of December 15, 2006, between the Company and Howard J. Nellor

10.2*	Employment Agreement dated as of December 15, 2006, between the Company and Richard L. Roll.

10.3*	Indemnification Agreement dated as of December 15, 2006, between the Company and Richard L. Roll.

10.4*	Time-Vested Option Agreement dated as of December 15, 2006, between the Company and Richard L. Roll.

10.5*	Price-Contingent Option Agreement dated as of December 15, 2006, between the Company and Richard L. Roll.

99.1	Press release dated December 18, 2006, announcing the resignation of Howard J. Nellor and the appointment of Richard L. Roll as President and Chief Executive Officer.

*	Management contracts or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: December 18, 2006	By	/s/ John V. Rigali

John V. Rigali
Chief Financial Officer and Vice President
of Finance

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	Consulting Agreement dated as of December 15, 2006, between the Company and Howard J. Nellor.

10.2*	Employment Agreement dated as of December 15, 2006, between the Company and Richard L. Roll.

10.3*	Indemnification Agreement dated as of December 15, 2006, between the Company and Richard L. Roll.

10.4*	Time-Vested Option Agreement dated as of December 15, 2006, between the Company and Richard L. Roll.

10.5*	Price-Contingent Option Agreement dated as of December 15, 2006, between the Company and Richard L. Roll.

99.1	Press release dated December 18, 2006, announcing the resignation of Howard J. Nellor and the appointment of Richard L. Roll as President and Chief Executive Officer.

*	Management contracts or compensatory plan or arrangement.